Exhibit 3.2

CERTIFICATION

Furnished pursuant to 18 United States Code § 1350

     The undersigned hereby certifies that, to his knowledge, the Annual Report on Form 40-F for the fiscal year ended December 31, 2004, of Domtar Inc. (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s / Daniel Buron

Name:	Daniel Buron
Title:	Senior Vice-President and Chief Financial Officer
Date:	March 24, 2005